Exhibit 99.1

       The Cheesecake Factory Reports Record Financial Results for the Fiscal Quarter Ended March 30, 2004

    CALABASAS HILLS, Calif.--(BUSINESS WIRE)--April 20, 2004--The Cheesecake Factory Incorporated (Nasdaq:CAKE) today reported record financial results for the fiscal first quarter ended March 30, 2004. Highlights for the first quarter, compared to the same quarter last year, were as follows:

    --  Total revenues up 28% to $220.5 million

    --  Operating income up 36% to $24.5 million

    --  Net income up 32% to $16.7 million

    --  Diluted net income per share up 28% to $0.32

    --  Comparable restaurant sales up 6.1%

    --  Average sales per restaurant operating week up 5.1%

    "We were very pleased with our record financial results for the first quarter," said David Overton, Chairman, President and CEO. "The more normal weather conditions compared to the prior year are reflected in our 6.1% increase in comparable restaurant sales, our largest quarterly increase in comparable restaurant sales since 1998. In addition, we achieved record operating income results despite a very difficult commodity cost environment. This is a strong testament to our management team who did a commendable job in controlling costs in other areas to help offset the food cost pressures.
    "Our goal is to open as many as 16 restaurants in the current year, including two Grand Lux Cafes," stated Overton. Two new Cheesecake Factory restaurants were opened during the first quarter (Birmingham, AL and Cincinnati, OH). Two additional Cheesecake Factory restaurants are currently scheduled to open late in the second quarter (Sacramento, CA and Alpharetta, GA). Seven restaurant openings are currently planned for the second half of the third quarter and five openings are currently scheduled for the fourth quarter. "As most of our investors know, it is not easy to predict, by quarter, the exact timing of our restaurant openings and their associated preopening costs due to the nature of the leased spaces that we select for our upscale restaurants and their highly customized layouts," commented Overton. "Having said that, we remain confident in our ability to achieve our full-year restaurant growth plan for 2004 based on those factors within our control."
    Sales for the Company's three Grand Lux Cafe locations in Las Vegas, Los Angeles and Chicago were up 19% during the first quarter compared to the same period last year. "We continue to be very excited with the steady increase in Grand Lux Cafe sales and look forward to opening Grand Lux Cafes in Dallas and Houston during fiscal 2004," commented Overton. "Our objective with Grand Lux Cafe is to have a second growth vehicle ready when needed, with an excellent ROI profile. We believe that we are well on our way to achieving this objective."
    Bakery sales to other foodservice operators, retailers and distributors increased 21% to $9.3 million during the first quarter, compared to the same quarter last year. Sales continue to steadily build for The Dream Factory(R) and SYSCO Supreme(TM) product lines and other premium dessert products with foodservice distributors and retailers.
    The Cheesecake Factory Incorporated operates 75 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $16.09. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates three upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago and Las Vegas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. In particular, forward-looking statements regarding the Company's restaurant sales trends are subject to risks and uncertainties due to national and regional economic and public safety conditions that impact consumer confidence and spending, as well as weather and other factors outside of the Company's control. Forward-looking statements regarding the number and timing of the Company's planned new restaurant openings, and the amount and timing of their associated preopening costs, are subject to risks and uncertainties due to factors outside of the Company's control, including factors that are under the control of government agencies, landlords and others. Forward-looking statements regarding bakery sales are subject to a number of risks and uncertainties, including (but not limited to) unforeseen changes in the purchasing plans of the Company's large-account bakery customers and inherent difficulties in predicting the timing of product orders and shipments. Forward-looking statements speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company's filings with the Securities and Exchange Commission.


         The Cheesecake Factory Incorporated and Subsidiaries
                  Consolidated Financial Statements
   (unaudited; in thousands, except per share and statistical data)

                                    13 Weeks Ended    13 Weeks Ended
Consolidated Statements of          March 30, 2004     April 1, 2003
 Operations
---------------------------------- ----------------- -----------------
Revenues:                           Amounts Percents  Amounts Percents
                                   ----------------- -----------------
  Restaurant sales                 $211,216    95.8% $165,176    95.6%
  Bakery sales to other
   foodservice
    operators, retailers and
     distributors                     9,318     4.2%    7,684     4.4%
                                   ----------------- -----------------
     Total revenues                 220,534   100.0%  172,860   100.0%
                                   ----------------- -----------------
Costs and expenses:
  Restaurant cost of sales (1)       52,510    23.8%   38,845    22.5%
  Bakery cost of sales (2)            4,556     2.1%    3,638     2.1%
  Labor expenses                     69,038    31.3%   55,844    32.3%
  Other operating expenses           49,990    22.7%   39,777    23.0%
  General and administrative
   expenses                           9,770     4.4%    8,686     5.0%
  Depreciation and amortization
   expenses                           8,187     3.7%    6,546     3.8%
  Preopening costs                    2,021     0.9%    1,518     0.9%
                                   ----------------- -----------------
      Total costs and expenses      196,072    88.9%  154,854    89.6%
                                   ----------------- -----------------
Income from operations               24,462    11.1%   18,006    10.4%
Interest income, net                    620     0.3%      857     0.5%
Other income, net                       581     0.3%      794     0.5%
                                   ----------------- -----------------
Income before income taxes           25,663    11.7%   19,657    11.4%
Income tax provision                  9,008     4.1%    7,018     4.1%
                                   ----------------- -----------------
Net income                          $16,655     7.6%  $12,639     7.3%
                                   ================= =================

Basic net income per share            $0.32             $0.25
                                   =========         =========
Basic weighted average shares
 outstanding                         51,398            50,032
                                   =========         =========

Diluted net income per share          $0.32             $0.25
                                   =========         =========
Diluted weighted average shares
 outstanding                         52,858            51,412
                                   =========         =========

Notes:
---------------------------------
(1) Consists of restaurant food, beverage and dessert costs.
(2) Consists of ingredient, packaging and supply costs.


Selected Consolidated Balance         March 30, 2004 December 30, 2003
 Sheet Information
---------------------------------- ----------------- -----------------
Cash and cash equivalents                   $63,641           $15,167
Investments and marketable
 securities                                  94,233           121,840
Total assets                                611,018           584,808
Total liabilities                           116,700           126,906
Stockholders' equity                        494,318           457,902

                                      13 Weeks Ended    13 Weeks Ended
Supplemental Statistics               March 30, 2004     April 1, 2003
---------------------------------- ----------------- -----------------
Comparable restaurant sales %
 change                                         6.1%             -2.0%
Restaurant cost of sales % of
 restaurant sales                              24.9%             23.5%
Bakery cost of sales % of bakery
 sales                                         48.9%             47.3%
Restaurants opened during period                  2                 2
Restaurants open at period-end                   79                65
Restaurant operating weeks                    1,016               835


    CONTACT: The Cheesecake Factory Incorporated
             Jane Vallaire, (818) 871-3000